UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

HOWARD HUGHES HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-41779 (Commission File Number)	93-1869991 (IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported, on June 4, 2026, Howard Hughes Insurance Holdings, LLC, a Delaware limited liability company (“Buyer”) and wholly-owned subsidiary of Howard Hughes Holdings Inc. (the “Company”), completed its acquisition (the “Vantage Transaction”) of Vantage Group Holdings, Ltd., a Bermuda exempted company with liability limited by shares (“Vantage”) (the “Closing”), pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 17, 2025, by and among Buyer, Vantage, Carlyle Partners VII Cayman Holdings V, L.P., a Cayman Islands exempted limited partnership (the “Carlyle Investor”), H&F Vantage Aggregator, L.P., a Cayman Islands exempted limited partnership (the “H&F Investor”), each of the other shareholders of Vantage (the “Additional Shareholders”, together with the Carlyle Investor and the H&F Investor, each a “Seller” and collectively, the “Sellers”), the Carlyle Investor and the H&F Investor, in their capacities as the Sellers’ representatives, and, solely for purposes of guaranteeing the obligations of Buyer pursuant to the Purchase Agreement, the Company.

At the Closing, Buyer acquired all of Vantage’s outstanding shares of capital stock for an aggregate cash consideration of $2.1 billion, subject to customary adjustments. The Vantage Transaction was financed through cash on hand and $1 billion of non-voting preferred equity financing from Pershing Square Holdings, Ltd.

The Company reported the Vantage Transaction on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 5, 2026 (the “Original 8-K”), and is filing this amendment to the Original 8-K (this “Form 8-K/A”) to amend and supplement the Original 8-K to include historical financial statements of Vantage and pro forma financial information as required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K that were excluded from the Original 8-K in reliance on the instructions to such items. Except as noted in this paragraph, no other information contained in the Original 8-K is amended or supplemented. This Form 8-K/A should be read together with the Original 8-K.

The unaudited pro forma condensed combined financial information included in this Form 8-K/A are presented for illustrative purposes only, contain a variety of adjustments, assumptions and estimates, and are not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Vantage Transaction been completed on the date indicated. The Company’s actual results and financial position may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this Form 8-K/A. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating to the Company’s business and Vantage’s business, as applicable (including each company’s ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, and general business and economic conditions.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of the Business Acquired.

The audited financial statements of Vantage as of and for the years ended December 31, 2025 and 2024, including the related notes thereto, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The unaudited financial statements of Vantage as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, including the related notes thereto, are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(b)           Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2026 and the unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2026 and the year ended December 31, 2025, including the related notes thereto, giving effect to the Vantage Transaction, are filed herewith as Exhibit 99.3 and incorporated herein by reference.

(c)          Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers, LLP, Vantage Group Holdings, Ltd.’s independent auditors.

99.1	Audited financial statements of Vantage Group Holdings, Ltd. as of and for the years ended December 31, 2025 and 2024, including the related notes thereto.

99.2	Unaudited condensed financial statements of Vantage Group Holdings, Ltd. as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, including the related notes thereto.

99.3	Unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2026, and unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2026 and the year ended December 31, 2025, including the related notes thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS, INC.

Dated: July 15, 2026	By:	/s/ Carlos A. Olea
	Name:	Carlos A. Olea
	Title:	Chief Financial Officer